Exhibit 10.6

Execution Version
FIFTH OMNIBUS AMENDMENT

THIS FIFTH OMNIBUS AMENDMENT (this “Amendment”), dated as of April 28, 2023 by and among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC (“Administrative Agent”), for the benefit of the Buyers from time to time party to the Repurchase Agreement (as defined below) (collectively, “Buyer”), KREF LENDING V LLC (“Seller”) and KKR REAL ESTATE FINANCE HOLDINGS L.P. (“Guarantor”), amends that certain Master Repurchase and Securities Contract Agreement, dated June 27, 2019 by and among Administrative Agent, Buyer and Seller, as amended by that First Amendment to Master Repurchase Agreement, dated December 23, 2019, by and between Administrative Agent, for the benefit of Buyer, and Seller, as amended by that Second Omnibus Amendment to Master Repurchase Agreement, dated June 29, 2021, by and between Administrative Agent, for the benefit of Buyer, and Seller (the “Second Amendment”), as amended by that Third Omnibus Amendment, dated June 24, 2022, by and between Administrative Agent, for the benefit of Buyer, and Seller (the “Third Amendment”), and as amended by that Fourth Omnibus Amendment, dated December 5, 2022, by and between Administrative Agent, for the benefit of Buyer, and Seller (the “Fourth Amendment”) (as amended, modified and/or restated from time to time, collectively, the “Repurchase Agreement”) and certain other Transaction Documents specified herein.

RECITALS

WHEREAS, pursuant to Section 2 of the Fourth Amendment, Administrative Agent on behalf of all Buyers consented to a Significant Modification of the Purchased Asset known as “Fifth Street Towers” on the terms set forth in the Second Omnibus Amendment of Loan Documents and Agreement Regarding DIL Documents (collectively, the “Fifth Street Towers Modification Documents”).

WHEREAS, the Fifth Street Towers Modification Documents, in part, and subject to the conditions contained therein, extended the maturity date under the asset, providing the Borrower additional time to procure a sale of the property or otherwise repay its debt.

WHEREAS, Seller has requested Buyer’s consent to an additional Significant Modification of Fifth Street Towers.

WHEREAS, the parties hereto desire to make certain amendments to the Repurchase Agreement and the other Transaction Documents as provided herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.          Approval of Significant Modification of Fifth Street Towers Purchased Asset; Partial Repayment of Purchase Price.

(a)          Subject to the provisions of clause (b) below, Administrative Agent, on behalf all Buyers, hereby consents to the Significant Modification of the Purchased Asset Documents relating to the Purchased Asset known as “Fifth Street Towers” on the terms set forth in the Loan Extension Agreement (the “Fifth Street Towers Loan Extension”) in

the form attached hereto as Exhibit A, and acknowledges and agrees that neither (i) the negotiation, execution and delivery of the Fifth Street Towers Loan Extension by Seller on or prior to the date hereof, nor (ii) the exercise by the Seller of any of its rights under the Fifth Street Towers Modification Documents  in respect of the negotiation, execution, and delivery (other than conveyance of title thereunder) of a purchase and sale agreement referred to in clause (b) below, in accordance with the terms of the Fifth Street Towers Modification Documents, shall cause such Purchased Asset to be a Defaulted Asset under the Repurchase Agreement. In furtherance of the Fifth Street Towers Loan Extension Administrative Agent and Seller shall execute and deliver a restated Confirmation concurrently with this Amendment.

(b)          In consideration of, and as a condition precedent to, the consent of the Administrative Agent set forth in clause (a) above, Seller agrees as follows:

(i)
if Borrower (and/or one or more Persons on behalf of Borrower) (as defined in the Fifth Street Towers Loan Extension) has executed a purchase and sale contract with a third-party purchaser for a Property Sale (as defined and described in the Fifth Street Towers Modification Documents) on or before May 31, 2023, Seller shall repay a portion of the Purchase Price of the Fifth Street Towers Purchased Asset in the amount of $5,000,000.00 on or before May 31, 2023, to be evidenced in the restated Confirmation executed and delivered by Administrative Agent and Seller upon such payment being made; or

(ii)
if Borrower (and/or one or more Persons on behalf of Borrower) has not executed a purchase and sale contract with a third-party purchaser for a Property Sale on or before May 31, 2023, Seller shall repay a portion of the Purchase Price of the Fifth Street Towers Purchased Asset in the amount of $10,000,000.00 no later than May 31, 2023, to be evidenced in the restated Confirmation executed and delivered by Administrative Agent and Seller upon such payment being made; and

(iii)
payment or reimbursements of all reasonable third-party out-of-pocket costs and expenses actually incurred by Buyer with respect to this Amendment and any other Transaction Costs outstanding on the date hereof; provided that Seller shall pay all such legal expenses no later than ten (10) Business Days following receipt of an invoice for such expenses.

(c)          Seller hereby acknowledges and agrees that failure by Seller to timely pay the portion of the Purchase Price as set forth in clause (b) above when due shall be an Event of Default if such failure is not remedied within 2 (two) Business Days of the date such payment is due.

2.          Amendments to the Repurchase Agreement.

(a)          Administrative Agent, on behalf of all Buyers, and Seller hereby agree that the Repurchase Agreement shall be amended as follows:

(i)	The definition of “Facility Termination Date” in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Facility Termination Date” shall mean the earlier to occur of (i) repayment in full or repurchase of the last Purchased Asset subject to this Agreement and (ii) June 25, 2024 (as may be extended pursuant to Section 9(a) of this Agreement), the date under this clause (ii) being the “Stated Facility Termination Date.”

3.          Defined Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

4.          Ratification and Authority.

(a)         Seller hereby represents and warrants that (i) Seller has the power and authority to enter into this Amendment and to perform its obligations under the Repurchase Agreement as amended hereby and the other Transaction Documents, (ii) Seller has by proper action duly authorized the execution and delivery of this Amendment and (iii) this Amendment has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)          Administrative Agent hereby represents and warrants that (i) this Amendment and the Repurchase Agreement, as amended by this Amendment, is binding on each Buyer and (ii) no consent of any Person is required for Administrative Agent to execute and deliver this Amendment that has not been obtained.

(c)        Seller hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Repurchase Agreement, as amended hereby, and each of the other Transaction Documents, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms of the Repurchase Agreement as amended hereby and the other Transaction Documents, in each case, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iii) represents, warrants and covenants that it is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents.

(d)       Guarantor, by its signature below, hereby (i) unconditionally approves and consents to the execution by Seller of this Amendment and the modifications to the Transaction Documents effected thereby, (ii) unconditionally ratifies, confirms, renews, and reaffirms all of its obligations under the Guaranty, (iii) acknowledges and agrees that its obligations under the Guaranty remain in full force and effect, binding on and enforceable against it in accordance with its terms subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (iv) represents, warrants and covenants that it is not in default under the Guaranty beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against its obligations under the Guaranty. Guarantor hereby represents and warrants that it has the power and authority to enter into this Amendment and has by proper action duly authorized the execution and delivery of this Amendment by Guarantor.

5.          Continuing Effect.  Except as expressly amended by this Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents remain in full force and effect in accordance with their respective terms.  This Amendment shall not constitute a novation of any Transaction Document but shall constitute modifications thereof.

6.           References in Transaction Documents.  All references to the Repurchase Agreement and/or the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement or Guaranty as amended hereby, unless the context expressly requires otherwise.

7.           Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof, except for Sections 5-1401 of the General Obligations Law of the State of New York.

8.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof

9.           Administrative Agent.  By its signature below Administrative Agent hereby represents and warrants that (i) the foregoing consent and amendment set forth in Sections 1 and 2 are binding on each Buyer and (ii) no consent of any Person is required for Administrative Agent to execute and deliver this Amendment that has not been obtained.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

ADMINISTRATIVE AGENT:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,
a New York limited liability company, as Administrative Agent on behalf of Buyer

By:	/s/ William P Bowman
Name: William P. Bowman
Title: Authorized Signatory

[Signatures continue on following page]

SELLER:

KREF LENDING V LLC,
a Delaware limited liability company

By:	/s/ Kendra Decious
Name: Kendra Decious
Title: Authorized Signatory

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Kendra Decious
Name:	Kendra Decious
Title:	Authorized Signatory